Exhibit 99.1

PEBBLEBROOK HOTEL TRUST REPORTS THIRD QUARTER 2026 RESULTS

Q3 FINANCIAL RESULTS
▪Net loss: ($54.6) million.
▪Same-Property Hotel EBITDA: $115.2 million, a strong $10.7 million above the high end of the Company’s outlook and 15.1% higher than Q3 2025.
▪Adjusted EBITDAre: $107.9 million, $11.4 million above the high end of the outlook, and +8.7% year-over-year.
▪Adjusted FFO per diluted share: $0.63, $0.11 more than the high end of the outlook, and a robust +23.5% versus Q3 2025.

Q3 HOTEL OPERATING RESULTS & TRENDS
▪Rate-Led Revenue Growth: Same-Property RevPAR +8.3%, driven by ADR +7.0% and Occupancy +1.2%; Same-Property Total RevPAR +6.9%.
▪Momentum Beyond Summer Events: Healthy business and leisure demand continued through September, with RevPAR growth reaccelerating well after the World Cup and America 250 events early in the quarter.
▪Broad-Based Resort and Urban Growth: Resort RevPAR +8.4% and Urban RevPAR +8.3%; San Francisco +14.5%, Chicago +12.7%, Los Angeles +10.7%, Boston +10.6%, and Washington, DC +9.1%.
▪Strong Operating Leverage and Flow-Through: Same-Property Total Revenue +6.9% versus expense growth of just 4.0%, driving 58% EBITDA flow-through and 205 basis points of EBITDA margin expansion.

DISPOSITIONS, CAPITAL ALLOCATION, & BALANCE SHEET
▪Dispositions: Sold The Hotel Zags Portland for $10.0 million after quarter-end, eliminating the hotel’s drag on Hotel EBITDA and bringing 2026 property sales to $53.5 million.
▪Share repurchases: Repurchased 1.2 million common shares for $20.9 million (average $18.12 per share) and 0.4 million preferred shares for $7.2 million at a 23% average discount to liquidation preference.
▪Capital investments: 2026 outlook reduced to $60 to $70 million, primarily reflecting project timing.
▪Balance sheet: Net debt/TTM corporate EBITDA declined to 5.1x; cash and restricted cash totaled $298 million at September 30, which does not reflect disposition proceeds received after quarter-end.

2026 OUTLOOK
▪Net loss: ($60.5) to ($56.5) million.
▪Same-Property RevPAR Growth Rate: +7.6% to +8.0%; midpoint +280 basis points from prior Outlook.
▪Same-Property Total RevPAR Growth Rate: +6.1% to +6.5%; midpoint +160 basis points.
▪Adjusted EBITDAre: $363.3 to $367.3 million; midpoint +$16.3 million.
▪Adjusted FFO per diluted share: $1.88 to $1.92; midpoint +$0.17 and +20.3% vs. 2025.
▪Free Cash Flow: $146.0 to $150.0 million; midpoint +$24.5 million.

Note: See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-
GAAP financial measures used in the table above and elsewhere in this press release.

“
“Our third-quarter results far exceeded the high end of our outlook for the third consecutive quarter. Healthy business and leisure travel drove broad-based growth across our portfolio, with momentum continuing through September, well beyond the summer’s major events. Our premium portfolio continued to demonstrate significant pricing power, with Same-Property ADR increasing 7.0%, well above our expectations.
“Our resorts delivered outstanding results, demonstrating guests’ willingness to spend on distinctive lifestyle experiences. Resort RevPAR increased 8.4%, food and beverage revenues jumped 11.2%, and eight of our 13 resorts achieved Hotel EBITDA growth of 20% or more. Our urban hotels also performed very well, with RevPAR climbing 8.3%, driven by double-digit RevPAR gains in San Francisco, Chicago, Los Angeles, and Boston.
“We are raising our full-year outlook again to reflect both our significant third-quarter outperformance and our increasing confidence in fourth-quarter demand trends. Despite ongoing geopolitical and economic uncertainty, travel demand remains resilient. With new hotel supply extremely limited, stronger pricing power and disciplined cost control are driving higher RevPAR, total revenues, and margins.
“We see substantial upside ahead. Our redeveloped resorts are still ramping up, our urban markets are recovering, pricing power is growing, and 2027 brings stronger convention calendars in our two largest markets, San Diego and Boston, along with the Super Bowl in Los Angeles. Strong free cash flow and selective hotel sales at attractive private-market valuations provide significant capital to reduce debt and repurchase common and preferred shares at meaningful discounts. Combined, these strong factors should continue to grow cash flow and Adjusted FFO per diluted share.”
-Jon E. Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust

Third Quarter and Year-to-Date Highlights

	Third Quarter			Nine months ended September 30,
Same-Property and Corporate Highlights	2026	2025	Var	2026	2025	Var
	($ in millions except per share and RevPAR data)
Net income/(loss)	($54.6)	($32.4)	NM	($48.1)	($45.2)	NM
Same-Property RevPAR(1,2)	$257	$237	8.3%	$244	$225	8.7%
Same-Property Total RevPAR(1,2)	$398	$372	6.9%	$383	$358	7.1%
Same-Property Room Revenues(1,2)	$258.3	$238.4	8.3%	$731.0	$672.6	8.7%
Same-Property Total Revenues(1,2)	$400.6	$374.6	6.9%	$1,147.7	$1,071.6	7.1%
Same-Property Total Expenses(1,2)	$285.3	$274.5	4.0%	$826.9	$792.0	4.4%
Same-Property Hotel EBITDA(1,2)	$115.2	$100.1	15.1%	$320.8	$279.7	14.7%
Adjusted EBITDAre(1)	$107.9	$99.2	8.7%	$297.3	$272.8	9.0%
Adjusted FFO(1)	$71.6	$60.2	18.9%	$186.1	$156.3	19.0%
Adjusted FFO per diluted share(1)	$0.63	$0.51	23.5%	$1.62	$1.30	24.6%
Free Cash Flow(3)	$55.6	$44.7	24.4%	$143.4	$98.8	45.1%

NM = Not Meaningful
(1)See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Same-Property Hotel EBITDA, EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations (“FFO”), FFO per diluted share, Adjusted FFO, and Adjusted FFO per diluted share.
(2)Includes information for all hotels the Company owned as of September 30, 2026, except for the following:
•Chamberlain West Hollywood Hotel is included in Q1 only, due to its subsequent sale.
(3) Free Cash Flow is calculated as Adjusted FFO less capital investments and common dividends paid.

“One of the most encouraging developments in the third quarter was the continued improvement in pricing power across our portfolio,” noted Mr. Bortz. “Healthy business and leisure transient demand supported an 8.5% increase in transient ADR, while group ADR also increased despite softer convention calendars in several markets. Importantly, demand remained strong throughout the third quarter, reaccelerating in September. Together, these trends reinforce the broad strength of underlying travel demand beyond the early-quarter major events.”

Pebblebrook’s hotel operators and asset management team continued to convert stronger revenues into greater profitability through disciplined expense control and comprehensive operating efficiency initiatives. Same-Property Total Revenues increased 6.9%, well above the high end of the Company’s outlook, while Same-Property Total Expenses rose just 4.0%, or 2.7% on a per-occupied-room basis. This drove a robust 15.1% increase in Same-Property Hotel EBITDA and 205 basis points of margin expansion. The improvement reflects stronger pricing from increased confidence and more compression days, better demand mix, less discounting, healthy on-property spending, and continued productivity gains across the portfolio.

Year-to-date, Same-Property RevPAR climbed 8.7% and Total Revenues increased 7.1%, compared with expense growth of just 4.4%, driving 14.7% growth in Same-Property Hotel EBITDA and approximately 190 basis points of margin expansion. These year-to-date results demonstrate that the sustained benefits of improving demand, stronger rate realization, and the Company’s strategic operating efficiency initiatives extend well beyond any single quarter.

                                                        Page 2

Update on Strategic Dispositions
On October 8, 2026, Pebblebrook completed the sale of The Hotel Zags, a 174-room hotel in Portland, Oregon, for $10.0 million. The property generated negative EBITDA of $0.6 million for the trailing-twelve-months ending August 31, 2026. The sale reduces the Company’s exposure to Portland to just one hotel and provides additional liquidity for debt reduction and opportunistic common and preferred share repurchases.
In connection with The Hotel Zags sale and the Company’s ongoing evaluation of additional dispositions, $77.3 million of non-cash impairment charges were recorded in the third quarter.
Over the past year, the Company has completed nearly $170 million of property dispositions at an aggregate 17.4x EBITDA multiple and a 3.9% net operating income capitalization rate based on trailing-twelve-month performance prior to each respective sale and a capital reserve of 4.0% of total hotel revenues. These sales provide transaction-based support for the portfolio’s underlying private-market valuation and enable the Company to recycle capital into debt reduction and share repurchases at attractive prices. The valuation metrics do not include additional capital investments that buyers may undertake following acquisition.
The Company has also increased its estimated net asset value (“NAV”) per common share by $1.00, to a range of $23.50 to $27.50, reflecting improved property performance, recent transaction evidence, and the benefits of common and preferred share repurchases.
Capital Investments
During the third quarter, the Company invested $14.8 million in capital improvements across its portfolio. Year-to-date, capital investments across the portfolio totaled $39.3 million.
For the full year, the Company anticipates investing $60 to $70 million, a $5 million reduction at the midpoint from its prior outlook of $65 to $75 million, primarily reflecting project timing, with a portion of planned spending shifting into 2027. With the Company’s multi-year redevelopment program largely completed, capital investing has settled at a lower, more normalized level that supports higher discretionary free cash flow for debt reduction and opportunistic repurchases of common and preferred shares. The Company expects this lower level of capital investment to continue into 2027.
Balance Sheet and Share Repurchases
The Company’s deleveraging trend continued in the third quarter, driven by stronger operating results and lower net debt. Net debt-to-trailing 12-month corporate EBITDA declined to 5.1x as of September 30, 2026, from 5.9x at December 31, 2025.
As of September 30, 2026, cash, cash equivalents, and restricted cash had grown to $298 million, with an additional $641 million of available capacity on the Company’s $650 million senior unsecured revolving credit facility and $90 million of available capacity on its senior unsecured 2031 term loan. Combined with the Company’s lower normalized capital investments, this enhanced balance sheet position increases financial flexibility for capital allocation decisions. The Company’s consolidated debt and convertible notes currently carry an estimated weighted-average interest rate of 4.2% and a weighted-average debt maturity of 2.5 years, with 89% of the debt effectively fixed and 98% unsecured.
Repayment of the Company’s $350 million of convertible notes maturing in December 2026 is expected to be fully funded by existing cash, expected free cash flow, and available term loan capacity. There are no other debt maturities until 2028.
During the third quarter of 2026, the Company repurchased 1.2 million common shares for $20.9 million, at an average share price of $18.12, bringing year-to-date 2026 repurchases to 2.1 million shares at an average price of $16.09 per share. Since October 2022, the Company has repurchased 20.6 million common shares, approximately 16% of outstanding shares, at an average price of $13.64, representing a 47% discount to the midpoint of the Company’s updated NAV range. The reduced share count is visible in per-share results: third-quarter Adjusted FFO per diluted share increased 23.5%, compared with 18.9% growth in Adjusted FFO.
The Company also repurchased 0.4 million preferred shares during the third quarter for $7.2 million at an attractive 23% average discount to liquidation preference, reducing total outstanding preferred equity securities to $707.8 million, bringing 2026 total repurchases through the third quarter up to 1.9 million preferred shares.

                                                        Page 3

Common and Preferred Dividends
On September 15, 2026, the Company declared a quarterly cash dividend of $0.01 per share on its common shares and a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
2026 Outlook
Third-quarter results reinforced Pebblebrook’s key 2026 earnings drivers: healthy premium business and leisure travel, strengthening pricing power, resilient guest spending beyond the room, well-controlled expense growth, and continued recovery across urban markets led by San Francisco, Los Angeles, and Boston. The sustained momentum through September, beyond early-quarter major events and the ongoing benefits of the Company’s strategic operating initiatives, further supports the portfolio’s earnings growth outlook.
The Company raised its 2026 Outlook to reflect both stronger-than-expected third-quarter results and improved expectations for the fourth quarter. Of the $16.3 million increase in the Adjusted EBITDAre midpoint, $13.4 million reflects third-quarter results above the prior third-quarter outlook midpoint, and $2.9 million reflects higher fourth-quarter expectations. The change in the full-year GAAP net loss outlook primarily reflects the third-quarter non-cash impairment charges, partially offset by the improved operating outlook.
Current demand and booking trends remain constructive, supported by resilient business and leisure travel activity, while the Company remains mindful of shorter booking windows and macroeconomic, policy, and geopolitical uncertainties. The updated Outlook reflects the sale of The Hotel Zags Portland and assumes no acquisitions and no additional dispositions.

The Company’s 2026 Outlook is as follows:
	2026 Outlook		Variance to Prior Outlook
	As of 10/29/26		Var to 7/29/26
	($ in millions, except per share data)
	Low	High	Low	High
Net loss	($60.5)	($56.5)	($58.8)	($62.8)
Adjusted EBITDAre	$363.3	$367.3	$18.3	$14.3
Adjusted FFO	$215.5	$219.5	$21.5	$17.5
Adjusted FFO per diluted share	$1.88	$1.92	$0.19	$0.16
Free Cash Flow (Adj. FFO less capital investments midpoint & common divs.)	$146.0	$150.0	$26.5	$22.5

This 2026 Outlook is based, in part, on the following estimates and assumptions:
	($ in millions)
	Low	High	Low	High
U.S. hotel industry RevPAR growth rate	5.5%	6.0%	2.0%	1.5%
Same-Property RevPAR growth rate	7.6%	8.0%	3.1%	2.5%
Same-Property Total RevPAR growth rate	6.1%	6.5%	2.0%	1.2%

Same-Property Total Revenue growth rate	6.1%	6.5%	2.0%	1.2%
Same-Property Total Expense growth rate	3.8%	4.0%	1.0%	0.4%

Same-Property Hotel EBITDA	$393.8	$397.8	$16.8	$12.8
Same-Property Hotel EBITDA growth rate	12.9%	14.1%	4.7%	3.6%

                                                        Page 4

The Company’s Q4 2026 Outlook is as follows:
	Q4 2026 Outlook
	As of 10/29/26
	($ in millions, except per share data)
	Low	High
Net loss	($12.5)	($8.5)
Adjusted EBITDAre	$66.0	$70.0
Adjusted FFO	$29.5	$33.5
Adjusted FFO per diluted share	$0.26	$0.30

This Q4 2026 Outlook is based, in part, on the following estimates and assumptions:
	($ in millions, except RevPAR data)
	Low	High
Same-Property RevPAR	$209	$213
Same-Property RevPAR growth rate	4.0%	6.0%
Same-Property Total RevPAR growth rate	2.8%	4.8%

Same-Property Total Revenue growth rate	2.8%	4.8%
Same-Property Total Expense growth rate	2.1%	3.1%

Same-Property Hotel EBITDA	$73.0	$77.0
Same-Property Hotel EBITDA growth rate	5.7%	11.5%
Third Quarter 2026 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Friday, October 30, 2026, beginning at 9:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. A live webcast of the conference call will also be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 42 hotels and resorts, totaling approximately 10,800 guest rooms across 14 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB on X.
This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook,” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts, and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations, or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
All information in this press release is as of October 29, 2026. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contact:
Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit www.pebblebrookhotels.com

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Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$4,767,037	$5,023,457
Hotel held for sale	9,907	—
Cash and cash equivalents	287,510	184,185
Restricted cash	10,355	12,018
Hotel receivables (net of allowance for doubtful accounts of $303 and $241, respectively)	43,134	34,184
Prepaid expenses and other assets	85,569	94,330
Total assets	$5,203,512	$5,348,174

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	893,606	897,708
Convertible senior notes, net of unamortized debt premium and deferred financing costs	741,944	739,809
Unsecured senior notes, net of unamortized deferred financing costs	394,856	393,670
Mortgage loans, net of unamortized deferred financing costs	51,363	92,905
Accounts payable, accrued expenses and other liabilities	228,197	199,631
Lease liabilities - operating leases	335,726	333,068
Deferred revenues	102,770	104,900
Accrued interest	19,325	12,106
Liabilities related to hotel held for sale	638	—
Distribution payable	10,977	11,639
Total liabilities	2,779,402	2,785,436
Commitments and contingencies
Shareholders' Equity:
Preferred shares of beneficial interest, $.01 par value (liquidation preference $630,147 and $676,724 at September 30, 2026 and December 31, 2025, respectively), 100,000,000 shares authorized; 25,205,860 and 27,068,962 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	252	271
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 111,300,549 and 113,188,134 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	1,113	1,132
Additional paid-in capital	3,897,785	3,969,875
Accumulated other comprehensive income (loss)	9,233	605
Distributions and retained deficit	(1,578,758)	(1,503,262)
Total shareholders' equity	2,329,625	2,468,621
Non-controlling interests	94,485	94,117
Total equity	2,424,110	2,562,738
Total liabilities and equity	$5,203,512	$5,348,174

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Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Revenues:
Room	$258,253	$254,613	$732,491	$709,223
Food and beverage	96,252	96,239	289,969	288,543
Other operating	48,240	47,871	133,083	128,760
Total revenues	$402,745	$398,723	$1,155,543	$1,126,526
Expenses:
Hotel operating expenses:
Room	$68,344	$70,434	$192,695	$196,689
Food and beverage	70,632	71,011	208,477	208,237
Other direct and indirect	117,743	117,607	340,172	335,126
Total hotel operating expenses	256,719	259,052	741,344	740,052
Depreciation and amortization	51,717	57,602	155,795	172,790
Real estate taxes, personal property taxes, property insurance and ground rent	32,181	35,404	97,220	102,655
General and administrative	11,712	12,062	35,651	37,792
Impairment	77,329	46,497	86,129	46,497
Business interruption insurance income and gain on insurance settlement	—	(3,874)	—	(11,419)
Other operating expenses	705	2,188	1,730	3,216
Total operating expenses	430,363	408,931	1,117,869	1,091,583
Operating income (loss)	(27,618)	(10,208)	37,674	34,943
Interest expense	(25,949)	(20,180)	(78,319)	(74,595)
Other, net	2,154	1,037	3,408	2,056
Income (loss) before income taxes	(51,413)	(29,351)	(37,237)	(37,596)
Income tax (expense) benefit	(3,173)	(3,002)	(10,872)	(7,652)
Net income (loss)	(54,586)	(32,353)	(48,109)	(45,248)
Net income (loss) attributable to non-controlling interests	387	714	2,559	2,710
Net income (loss) attributable to the Company	(54,973)	(33,067)	(50,668)	(47,958)
Distributions to preferred shareholders	(9,725)	(10,611)	(30,071)	(31,874)
Repurchase of preferred shares	1,617	312	8,616	312
Net income (loss) attributable to common shareholders	$(63,081)	$(43,366)	$(72,123)	$(79,520)

Net income (loss) per share available to common shareholders, basic and diluted	$(0.56)	$(0.37)	$(0.64)	$(0.67)
Weighted-average number of common shares, basic and diluted	112,170,743	117,555,628	112,743,575	118,304,722

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Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. Non-GAAP financial measures are measures of the Company’s historical or future financial performance that are different from measures calculated and presented in accordance with U.S. GAAP. The Company reports FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA, which are non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance.

Adjusted FFO is defined as FFO, as adjusted for transaction costs, non-cash ground rent on operating and finance lease liabilities, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, finance lease adjustment, non-cash amortization of acquired intangibles, gain on insurance settlement, early extinguishment of debt, amortization of share-based compensation expense, issuance costs of redeemed preferred shares, hurricane-related costs, noncash interest expense, unrealized loss on investment, and deferred tax asset provision (benefit). The Company believes Adjusted FFO provides useful supplemental information regarding its ongoing operating performance.

EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. The Company calculates EBITDAre in accordance with standards established by Nareit. EBITDAre is defined as EBITDA as adjusted for gain on sale of hotel properties and impairment loss. Adjusted EBITDAre is defined as EBITDAre, as adjusted for transaction costs, non-cash ground rent on operating and finance lease liabilities, management/franchise contract transition costs, non-cash amortization of acquired intangibles, gain on insurance settlement, amortization of share-based compensation expense, unrealized loss on investment, and hurricane-related costs. Hotel EBITDA is defined as Adjusted EBITDAre plus corporate general and administrative expenses less interest income, business interruption insurance income, and other. The Company believes that EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA provide investors useful financial measures to evaluate its operating performance, excluding the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization).

The Company believes that Same-Property Hotel EBITDA provides investors an additional useful financial measure to evaluate hotel-level operating performance of hotels that were owned and fully operating at any time during the period presented. Same-Property Hotel EBITDA is calculated by excluding from Hotel EBITDA the Hotel EBITDA attributed to hotels that were neither owned nor fully operating (whether due to significant redevelopment or disruption) at any time during the period presented.

FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA do not represent cash generated from operating activities as determined by U.S. GAAP and should not be considered as alternatives to U.S. GAAP net income (loss), as indications of the Company’s financial performance, or to U.S. GAAP cash flow from operating activities, as measures of liquidity. In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA are not indicative of funds available to fund cash needs, including the ability to make cash distributions.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

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Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO, FFO Available to Common Share and Unit
Holders, and Adjusted FFO Available to Common Share and Unit Holders
($ in thousands, except share and per-share data)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Net income (loss)	$(54,586)	$(32,353)	$(48,109)	$(45,248)
Adjustments:
Real estate depreciation and amortization	51,662	57,544	155,628	172,615
Impairment	77,329	46,497	86,129	46,497
FFO	$74,405	$71,688	$193,648	$173,864
Distribution to preferred shareholders and unit holders	(10,889)	(11,776)	(33,563)	(35,367)
Repurchase of preferred shares	1,617	312	8,616	312
FFO available to common share and unit holders	$65,133	$60,224	$168,701	$138,809
Transaction costs	53	37	113	94
Non-cash ground rent on operating and finance leases	1,709	1,788	5,140	5,450
Management/franchise contract transition costs	—	—	130	5
Interest expense adjustment for acquired liabilities	165	156	674	717
Finance lease adjustment	767	760	2,300	2,273
Non-cash amortization of acquired intangibles	(45)	(453)	(146)	(1,390)
Gain on insurance settlement	—	(1,820)	—	(1,820)
Early extinguishment of debt	—	(7,385)	627	(7,385)
Amortization of share-based compensation expense	2,563	3,521	7,432	10,262
Repurchase of preferred shares	(1,617)	(312)	(8,616)	(312)
Deferred tax provision (benefit)	2,832	2,406	8,056	5,740
Unrealized loss on investment	—	1,238	1,639	3,900
Adjusted FFO available to common share and unit holders	$71,560	$60,160	$186,050	$156,343

FFO per common share - basic	$0.57	$0.51	$1.48	$1.16
FFO per common share - diluted	$0.57	$0.51	$1.47	$1.16
Adjusted FFO per common share - basic	$0.63	$0.51	$1.63	$1.31
Adjusted FFO per common share - diluted	$0.63	$0.51	$1.62	$1.30

Weighted-average number of basic common shares and units	113,508,761	118,726,350	114,081,593	119,475,444
Weighted-average number of fully diluted common shares and units	114,379,048	119,093,161	114,973,362	119,987,469

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                        Page 10

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre,
Adjusted EBITDAre, Hotel EBITDA, and Same-Property Hotel EBITDA
($ in thousands)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Net income (loss)	$(54,586)	$(32,353)	$(48,109)	$(45,248)
Adjustments:
Interest expense	25,949	20,180	78,319	74,595
Income tax expense (benefit)	3,173	3,002	10,872	7,652
Depreciation and amortization	51,717	57,602	155,795	172,790
EBITDA	$26,253	$48,431	$196,877	$209,789
Impairment	77,329	46,497	86,129	46,497
EBITDAre	$103,582	$94,928	$283,006	$256,286
Transaction costs	53	37	113	94
Non-cash ground rent on operating and finance leases	1,709	1,788	5,140	5,450
Management/franchise contract transition costs	—	—	130	5
Non-cash amortization of acquired intangibles	(45)	(453)	(146)	(1,390)
Gain on insurance settlement	—	(1,820)	—	(1,820)
Amortization of share-based compensation expense	2,563	3,521	7,432	10,262
Unrealized loss on investment	—	1,238	1,639	3,900
Adjusted EBITDAre	$107,862	$99,239	$297,314	$272,787
Business interruption insurance income	—	(2,054)	—	(9,599)
Corporate general and administrative and other	7,379	8,203	23,948	24,006
Hotel EBITDA	$115,241	$105,388	$321,262	$287,194
Hotel EBITDA from non-same-property hotels	—	(5,301)	(446)	(7,531)
Same-Property Hotel EBITDA	$115,241	$100,087	$320,816	$279,663

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                        Page 11

Pebblebrook Hotel Trust
Reconciliation of Q4 2026 and Full Year 2026 Outlook Net Income (Loss) to FFO, FFO Available to Common Share and Unit Holders, and Adjusted FFO Available to Common Share and Unit Holders
(in millions, except per share data)
(Unaudited)

	For the three months ending December 31, 2026		For the year ending December 31, 2026
	Low	High	Low	High

Net income (loss)	$(13)	$(9)	$(61)	$(57)
Adjustments:
Real estate depreciation and amortization	47	47	203	203
Impairment	—	—	86	86
FFO	$34	$38	$228	$232
Distribution to preferred shareholders and unit holders	(11)	(11)	(45)	(45)
Repurchase of preferred shares	—	—	9	9
FFO available to common share and unit holders	$23	$27	$192	$196
Non-cash ground rent on operating and finance leases	2	2	7	7
Amortization of share-based compensation expense	3	3	10	10
Other	2	2	7	7
Adjusted FFO available to common share and unit holders	$30	$34	$216	$220
	.
FFO per common share - diluted	$0.20	$0.24	$1.68	$1.71
Adjusted FFO per common share - diluted	$0.26	$0.30	$1.88	$1.92

Weighted-average number of fully diluted common shares and units	113.5	113.5	114.5	114.5

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                        Page 12

Pebblebrook Hotel Trust
Reconciliation of Q4 2026 and Full Year 2026 Outlook Net Income (Loss) to EBITDA, EBITDAre, and Adjusted EBITDAre
($ in millions)
(Unaudited)

	For the three months ending December 31, 2026		For the year ending December 31, 2026
	Low	High	Low	High

Net income (loss)	$(13)	$(9)	$(61)	$(57)
Adjustments:
Interest expense and income tax expense	27	27	116	116
Depreciation and amortization	47	47	203	203
EBITDA	$61	$65	$258	$262
Impairment	—	—	86	86
EBITDAre	$61	$65	$344	$348
Non-cash ground rent on operating and finance leases	2	2	7	7
Amortization of share-based compensation expense	3	3	10	10
Other	—	—	2	2
Adjusted EBITDAre	$66	$70	$363	$367

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                        Page 13

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025

Same-Property Occupancy	80.6%	79.6%	76.2%	73.6%
2026 vs. 2025 Increase	1.2%		3.5%

Same-Property ADR	$318.52	$297.56	$320.32	$305.12
2026 vs. 2025 Increase	7.0%		5.0%

Same-Property RevPAR	$256.66	$236.96	$244.01	$224.58
2026 vs. 2025 Increase	8.3%		8.7%

Same-Property Total RevPAR	$398.11	$372.25	$383.13	$357.80
2026 vs. 2025 Increase	6.9%		7.1%

Notes:
For the three months ended September 30, 2026, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2026.

For the nine months ended September 30, 2026, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2026, except for the following:
  • Chamberlain West Hollywood Hotel is included in Q1 only, due to its subsequent sale.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                        Page 14

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	For the three months ended September 30,	For the nine months ended September 30,
	2026	2026
Same-Property RevPAR variance to 2025:
San Francisco	14.5%	24.2%
Chicago	12.7%	11.9%
Los Angeles	10.7%	16.0%
Boston	10.6%	6.0%
Washington, DC	9.1%	(9.5%)
Portland	0.1%	(1.4%)
San Diego Downtown	(4.5%)	(2.4%)

Resorts	8.4%	9.3%
Urban	8.3%	8.3%
Notes:
For the three months ended September 30, 2026, the above table includes information from all hotels owned as of September 30, 2026.

For the nine months ended September 30, 2026, the above table includes information from all hotels owned as of September 30, 2026, except for the following:
  • Chamberlain West Hollywood Hotel is included in Q1 only, due to its subsequent sale.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                        Page 15

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025

Same-Property Revenues:
Room	$258,253	$238,430	$730,967	$672,617
Food and beverage	95,278	90,501	287,199	275,132
Other	47,049	45,630	129,565	123,873
Total hotel revenues	400,580	374,561	1,147,731	1,071,622

Same-Property Expenses:
Room	$68,330	$64,650	$192,157	$182,268
Food and beverage	69,236	66,958	204,711	197,842
Other direct	10,938	10,632	31,060	29,680
General and administrative	30,555	28,928	89,689	85,538
Information and telecommunication systems	6,031	5,715	18,318	17,150
Sales and marketing	28,935	26,991	84,283	79,218
Management fees	10,922	10,390	30,270	28,989
Property operations and maintenance	13,802	12,786	40,583	37,825
Energy and utilities	13,113	12,289	35,664	34,871
Property taxes	16,202	17,190	49,107	49,537
Other fixed expenses	17,275	17,945	51,073	49,041
Total hotel expenses	285,339	274,474	826,915	791,959

Same-Property Hotel EBITDA	$115,241	$100,087	$320,816	$279,663

Same-Property Hotel EBITDA Margin	28.8%	26.7%	28.0%	26.1%

Notes:
For the three months ended September 30, 2026, the above table includes information from all hotels owned as of September 30, 2026.

For the nine months ended September 30, 2026, the above table includes information from all hotels owned as of September 30, 2026, except for the following:
  • Chamberlain West Hollywood Hotel is included in Q1 only, due to its subsequent sale.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                        Page 16

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2025	2025	2025	2025	2025

Occupancy	63%	78%	80%	69%	73%
ADR	$309	$314	$300	$292	$304
RevPAR	$196	$247	$240	$201	$221

Hotel Revenues	$309.0	$383.6	$373.0	$332.3	$1,397.9
Hotel EBITDA	$64.4	$115.1	$100.1	$69.1	$348.7
Hotel EBITDA Margin	20.8%	30.0%	26.8%	20.8%	24.9%

	First Quarter	Second Quarter	Third Quarter
	2026	2026	2026

Occupancy	69%	80%	81%
ADR	$318	$329	$321
RevPAR	$219	$263	$260

Hotel Revenues	$339.9	$401.9	$399.0
Hotel EBITDA	$81.7	$123.3	$115.2
Hotel EBITDA Margin	24.0%	30.7%	28.9%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of October 29, 2026. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes, and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                        Page 17

Pebblebrook Hotel Trust
2026 Same-Property Inclusions

Hotels	Q1	Q2	Q3	Q4

Chamberlain West Hollywood Hotel	X
The Hotel Zags	X	X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s estimates and assumptions for 2026 Same-Property RevPAR, RevPAR growth, Total Revenue growth, Total Expense growth, Hotel EBITDA, and Hotel EBITDA growth include all of the hotels the Company owned as of October 29, 2026, except for the following:
•Chamberlain West Hollywood Hotel is included in Q1 only, due to its subsequent sale.
•The Hotel Zags is included in Q1, Q2, and Q3 only, due to its subsequent sale.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.

                                                        Page 18